                        The Commonwealth of Massachusetts
                                   PAUL GUZZI
                          Secretary of the Commonwealth
                                   STATE HOUSE
                               BOSTON, MASS 02133
                            ARTICLES OF ORGANIZATION
                              (Under G.L Ch. 156b)
                                  Incorporators

            NAME                          POST OFFICE ADDRESS

            Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

JEAN M. BLOOMBERG             50 Barney Hill Road, Wayland

      The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1. The name by which the corporation shall be known is:

            METROPOLITAN PARKING SYSTEM, INC.

2. The purposes for which the corporation is formed are as follows: To build, maintain and operate buildings, storage house and garages for the storing, caring for and keeping for hire therein of automobiles, motorcycles and motor vehicles of every kind, nature and description; to engage in the business of operating parking lots, garages and similar establishments primarily involved in the business of renting space for the parking of automobiles and other vehicles; to establish, maintain and carry on a general business for the parking of automobiles, motor vehicles and other vehicles of all sorts; to deal in, sell, operate and let for hire automobiles, motorcycles and motor vehicles of every kind, nature and description; to purchase, sell, acquire, hold, dispose of, encumber or deal in all kinds of personal property; to purchase or lease, sell, mortgage, or otherwise acquire, hold and dispose of any buildings or real estate, or interests therein in connection with the conduct of the business; to own, lease or operate any business in conjunction with any other business owned, leased or operated by the corporation; to carry on in furtherance of these purposes any activity advantageous to the business of corporation. It is the intention that the

NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient, additions should be set out on continuation sheets to be numbered 2A, 2B etc. Indicate under each Article where the provision is set out. Continuation sheets shall be 8 1/2" x 11" paper and must have a left hand margin 1 inch wide for binding. Only one side should be used.

obligations and powers specified in the charter shall in no way be restricted by reference to or inference from the terms of any particular clause herein contained. To have and to exercise, without limitation, all of the powers granted by Massachusetts law to business corporations, including those powers set forth in Section 9 of the General Laws, Chapter 156B, and in any amendment thereof or addition thereto.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

       ---------------------------------------------------------------------
         CLASS OF
           STOCK     WITHOUT PAR VALUE            WITH PAR VALUE
                     -------------------------------------------------------
                                                          PAR
                     NUMBER OF SHARES  NUMBER OF SHARES  VALUE    AMOUNT
       ---------------------------------------------------------------------
         Preferred                                              $
       ---------------------------------------------------------------------

       ---------------------------------------------------------------------
          Common     12,500
       ---------------------------------------------------------------------

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                                      None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: Any stockholder, including the heirs, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:
He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within 30 days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator. After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have 30 days within which to purchase the same at such valuation, but if at the expiration of 30 days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit. No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

*6. Other Lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                                      None

If there are no provisions state "None".

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer, and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

      a. The post office address of the initial principal office of the corporation in Massachusetts is:

      210 Lincoln Street, Boston 02111

      b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:

                      NAME             RESIDENCE         POST OFFICE ADDRESS

President:    EDWARD P. SETTINO, Jr.               Off Plain Street, Marshfield,
                                                    Mass.
--------------------------------------------------------------------------------

Treasurer:        GEORGE SHAPIRO                    151 Tremont Street, Boston
--------------------------------------------------------------------------------

  Clerk:         JEAN M. BLOOMBERG                 50 Barney Hill Road, Wayland
--------------------------------------------------------------------------------

Directors:    EDWARD P. SETTINO, Jr.               Off Plain Street, Marshfield

                  GEORGE SHAPIRO                    151 Tremont Street, Boston

                 JEAN M. BLOOMBERG                 50 Barney Hill Road, Wayland

c. The date initially adopted on which the corporation's fiscal year ends is:

            December 31

d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

            2nd Monday in March

e. The name and business address of the resident agent, if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the above-named INCORPORATOR(S) sign(s) these Articles of Organization this 3rd day of January 1977.

                                    --------------------------------

                                    --------------------------------

                                    --------------------------------

The signature of each incorporator which is not a natural person must be by an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS
                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 12

                             ======================================

                        I hereby certify that, upon an examination of the
                  within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $125.00 having been paid, said articles are deemed to have been filed with me this 19th day of January 1977

                  Effective date

                                    /s/ Paul Guzzi
                                    PAUL GUZZI
                                    Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION

                  PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

                  TO:

                        GARGILL & SASSOON, Esqs.
                        85 Devonshire Street
                        Boston; 742-3540

                  FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws, Chapter 156B. Shares of stock with a par value of less than one dollar shall be deemed to have par value of one dollar per share.

                                                            Copy Mailed
                                                            FEB 7 19977